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                                                                                                           EXHIBIT 21


                                                     THE LUBRIZOL CORPORATION




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                                                         % OF                            STATE/COUNTRY
PRINCIPAL SUBSIDIARIES                                OWNERSHIP                         OF INCORPORATION
Lubrizol A.G.                                           99.7%                           Switzerland
Lubrizol do Brasil Aditivos, Ltda.                      100%                            Brazil
Lubrizol Canada Limited                                 100%                            Canada
Lubrizol de Chile Limitada                              100%                            Chile
Lubrizol China, Inc.                                    100%                            Ohio
Lubrizol Espanola, S.A.                                 100%                            Spain
Lubrizol France S.A.                                    99.995%                         France
Lubrizol Gesellschaft m.b.H.                            100%                            Austria
Lubrizol G.m.b.H.                                       100%                            Germany
Lubrizol Great Britain Limited                          100%                            United Kingdom
Lubrizol International Inc.                             100%                            Cayman Islands
Lubrizol International Management
   Corporation                                          100%                            Nevada
Lubrizol Italiana, S.p.A.                               100%                            Italy
Lubrizol Japan, Limited                                 100%                            Japan
Lubrizol Limited                                        100%                            United Kingdom
Lubrizol de Mexico, S. de R.L.                          100%                            Mexico
Lubrizol Overseas Trading Corporation                   100%                            Delaware
Lubrizol Scandinavia AB                                 100%                            Sweden
Lubrizol Servicios Tecnicos S. de R.L.                  100%                            Mexico
Lubrizol South Africa (Pty.) Limited                    100%                            South Africa
Lubrizol Southeast Asia (Pte.) Ltd.                     100%                            Singapore
Lubrizol de Venezuela C.A.                              99.9%                           Venezuela
Anedco Inc.                                             100%                            Nevada
Gate City Equipment Company, Inc.                       100%                            Georgia
Langer & Company G.m.b.H.                               100%                            Germany
SVO Specialty Products, Inc.                            100%                            Delaware


AFFILIATES

Lubrizol India Limited                                  40%                             India
Industrais Lubrizol S.A. de C.V.                        40%                             Mexico
Lubrizol Transarabian Company Limited                   49%                             Saudi Arabia
C.A. Lubricantes Quimicos L.Q.                          49%                             Venezuela
Solub Product Application Laboratory                    40%                             Russia
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